UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 26, 2013 (February 20, 2013)

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54729	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

460 Park Avenue, 17th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 576-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

On February 20, 2013 (the “Effective Date”), Intellicell Biosciences, Inc. (the “Company”) entered into promissory note, as amended (the “Note”) with JMJ Financial (the “Investor”), pursuant to which the Investor agreed to lend the Company up to an aggregate principal amount of $500,000 (the “Principal Sum”) for an aggregate purchase price of $450,000. The Investor provided $100,000 to the Company on the Effective Date.  The Note matures one year from the date of each payment by the Investor to the Company (the “Maturity Date”).

The Company may repay the Note at any time on or before the 90th day after the Effective Date, after which the Company may not make further payments on the Note prior to the Maturity Date without written approval from the Investor.  If the Company repays the Note on or before the 90th day after the Effective Date, the interest rate under the Note shall be zero percent (0%). If the Company does not repay the Note on or before the 90th day after the Effective Date, a one-time interest payment of 12% shall be applied to the Principal Sum.

The Investor may convert, beginning on the six month anniversary of the Effective Date, the outstanding principal and accrued interest on the Note into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price per share equal to the lesser of (i) $0.16 or (ii) 60% of the lowest trade price in the 25 trading days prior to the date of conversion (the “Conversion Price”).  The Conversion Price will be subject to adjustment for, among other things, the Company’s failure to be DTC eligible and only being Xclearing deposit eligible.

The Company shall include on the next registration statement the Company files with Securities and Exchange Commission (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Note. Failure to include such securities on the next registration statement will result in liquidated damages of 25% of the outstanding principal balance of the Note, but not less than $25,000, being immediately due and payable to the Investor at its election in the form of cash or added to the Principal Sum of the Note.

The Investor has contractually agreed to restrict its ability to convert the Note such that the number of shares of the Company common stock held by the Investor and its affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock.

So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in the Note, then the Company shall notify the Borrower of such additional or more favorable term and such term, at Investor’s option, shall become a part of the transaction documents with the Investor.

The securities sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor is an “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Note, dated February 20, 2013, by and between the Company and JMJ Financial.
4.2	Amendment to the JMJ Financial Note, effective February 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: February 26, 2013	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer